State of Delaware

                         Office of the Secretary of State                PAGE 1

                       ----------------------------------

         I, EDWARD 3. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CATALINA CAPITAL CORP.", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST. A.D. 1992, AT 9 O'CLOcK A.M.









                                   [SEAL]    /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION:
2229021 8100                                                     7965000
                                                       DATE:
960155750                                                        05-29-96

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/04/1992
                                                          922175315 2229021

                           CERTIFICATE OF DESIGNATION

                STATEMENT ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                             CATALINA CAPITAL CORP.

         Pursuant to the requirements of Section 151(a) of the Delaware Corporation Law, the undersigned Corporation submits the following Statement Establishing Series of Preferred Stock.

         FIRST: The name of the Corporation is Catalina Capital Corp.

         SECOND: A copy of the resolutions establishing and designating the series and fixing and determining the relative rights and preferences of the Series A Preferred Stock is attached hereto as Exhibit A.

         THIRD: Such resolutions were duly adopted by the Board of Directors of the Corporation on the 31st day of July, 1992.

         IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized officer and duly attested by another such officer this day of July, 1992.

                                              CATALINA CAPITAL CORP.


                                              by: /s/ John J. Micek
                                                  ------------------------------
                                                   John J. Micek  III, President

ATTEST:

/s/ Frank L. Kramer
---------------------------
Frank L. Kramer Secretary

                                    EXHIBIT A

                            SERIES A PREFERRED STOCK

         WHEREAS, the Articles of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof; and

         WHEREAS, the Corporation desires to establish and designate a Series of Preferred Stock which has only voting rights for the reasons set forth in the following background summary.



         The shares of Series A Preferred Stock are being issued to certain shareholders of Explore Technology, Inc., an Arizona corporation ("Explore"), in connection with the acquisition by the Corporation of all of the issued and outstanding shares of Explore. It is the purpose of the Series A Preferred Stock to ensure that the shareholders of Explore will always have at least 50,206,667 votes (before such persons sell any of the Corporation's common stock). Since the Corporation will issue 38,240,170 shares of its common stock to the shareholders of Explore at the closing of its acquisition of Explore, it is necessary for the Corporation to issue 11,966,497 shares of Series A Preferred Stock with 1,000 votes per share, so that the total number of votes represented by the common and preferred stock being issued at the Closing will be 50,206, 667.

         In connection with the closing of the acquisition of Explore, the Corporation will reserve, for future issuance, a total of 11,966,497 shares of its common stock. These shares are being reserved for potential future issuance as follows:


                 Purpose                                          No. of Shares
                 -------                                          -------------
1.     Conversion of debt owed to
       William H. Fuller                                             993,480

2.     Conversion of debt owed to
       Gordon Rock                                                   447,028

3.     Conversion of Convertible
       Preferred Stock being issued
       to Wayne Van Dyke                                           6,500,829

4.     Exercise of outstanding options                             4,025,160
                                                                   -------------
           Total                                                  11,966,497

In accordance. with the Plan and Agreement of Reorganization with Explore, to the extent any of the reserved shares are `not issued for the purposes set forth above, the shares will be issued to all Explore Shareholders pro rata.

         NOW, THEREFORE, be it resolved that there shall be one series of Preferred Stock of the Corporation designated "Series A Preferred Stock." The number of shares of Series A Preferred Stock shall be 11,966.497. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series A Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Dividend Provisions The holders of outstanding shares of the Series A Preferred Stock shall not be entitled to receive any dividends.

         2. Liquidation Preference In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series A Preferred Stock shall not be entitled to receive any amounts out of the assets of the Corporation available for distribution to its stockholders.

         3. The Series A Preferred Stock shall not be convertible into Common Stock or any other security of the Corporation.

         4. Voting Rights. Each share of Series A Preferred Stock shall entitle the holder to one thousand (1,000) votes and with respect to each such vote, a holder of shares of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class with respect to any matter upon which the shareholders may vote.

         (a) Adjustment of Voting Rights.

             (i) Stock Splits Stock Dividends. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series A Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of votes which the holders of the Series A Preferred Stock are entitled to shall


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


be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

             (ii) Adjustments for Combinations. Etc. In case the outstanding shares of Common Stock be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of votes which the holders of Series A Preferred Stock are entitled to shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

         5. Cancellation Provisions. Whenever any of the reserved shares of the Corporation's Common Stock are issued for the purposes described in the Background Summary above or whenever any such shares are issued to the shareholders of Explore because the rights to acquire the shares upon the conversion of debt or preferred stock or upon the exercise of options have expired, a number of shares of the Series A Preferred Stock will be cancelled which equals 1/1000 of the number of shares of Common Stock issued. Whenever shares of Series A Preferred Stock are cancelled, the number of shares cancelled will be shared pro rata among all holders of the Series A Preferred Stock.


(sn9334-a.stm)

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